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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FRIEDMAN INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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5) Total fee paid:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS
GENERAL

FRIEDMAN INDUSTRIES, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Friedman Industries, Incorporated:
      The Annual Meeting of Shareholders of Friedman Industries, Incorporated will be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on September 7, 2006, at 11:00 a.m. (local time), for the following purposes:

(1) To elect a board of eight directors for the ensuing year.

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.
      The Board of Directors has fixed the close of business on July 20, 2006, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.
      All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Ben Harper
Secretary
July 28, 2006
Houston, Texas
IMPORTANT
      Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders
To Be Held on September 7, 2006
       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 4001 Homestead Road, Houston, Texas 77028 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. on Thursday, September 7, 2006 (the “Annual Meeting”), in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of the nominees listed herein and (ii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.
      At the close of business on July 20, 2006, there were 6,666,626 shares of Common Stock, $1.00 par value, of the Company (“Common Stock”) outstanding. Holders of record of Common Stock on such date will be entitled to one vote per share on all matters to come before the Annual Meeting.
      The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.
      The Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2006, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about July 28, 2006, to shareholders of record as of July 20, 2006.

ELECTION OF DIRECTORS
      The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors currently consists of eight members.
      It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the eight nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the Nominating Committee of the Board of Directors.
      The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each director nominee receiving a plurality of votes cast will be elected director. The withholding of authority by a shareholder, abstentions and broker non-votes will be considered as not voted and will have no effect on the results of the election of those nominees.
      The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

	Principal Occupation and
	Business Experience for more	Director
Nominee	than the Last Five Years	Since	Age

William E. Crow	Chief Executive Officer since February 2006; President and Chief Operating Officer of the Company since 1996; President of Texas Tubular Products Division since 1990; formerly Vice President of the Company since 1981	1998	59
Harold Friedman	Chairman of the Board since May 2006; formerly Vice Chairman of the Board of the Company since 1995; formerly President and Chief Operating Officer of the Company since 1975	1965	76
Jack Friedman	Retired; formerly Chairman of the Board and Chief Executive Officer of the Company since 1972	1965	85
Charles W. Hall	Attorney, Fulbright & Jaworski L.L.P. (law firm), Houston, Texas	1974	76
Alan M. Rauch	President, Ener-Tex International Inc. (oilfield equipment sales), Houston, Texas	1980	71
Hershel M. Rich	Private investor and business consultant, Houston, Texas	1979	81
Kirk K. Weaver	Since 2005, President, SVR Technologies LLC (technology support services), Houston, Texas; formerly since 2004, President, FXI Corporation (technology support services), Houston, Texas; formerly business advisor since 2002; formerly for more than five years, Chairman of the Board and Chief Executive Officer, LTI Technologies, Inc. (technical services), Houston, Texas	1981	61

	Principal Occupation and
	Business Experience for more	Director
Nominee	than the Last Five Years	Since	Age

Joe L. Williams	Since 2005, Senior Vice President, Acordia of Texas, Inc., Houston, Texas; formerly Managing Director, Acordia of Texas, Inc. since 2003; formerly for more than five years, Chairman and Chief Executive Officer, Wisenberg Insurance + Risk Management (insurance and risk management), Houston, Texas	2000	60
BOARD OF DIRECTORS
      The business and affairs of the Company are managed under the direction of the Board of Directors. In addition to regular Board meetings, the Board of Directors of the Company has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Weaver serves as the presiding director for each executive session.
Director Qualifications
      As set forth in the Charter of the Nominating Committee, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules promulgated thereunder, and the applicable rules of the American Stock Exchange. In addition, the nominating committee shall consider the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the nominating committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.
Identifying and Evaluating Nominees for Directors
      The nominating committee utilizes a variety of methods for identifying and evaluating nominees for director. The nominating committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee will consider various potential candidates for director. Candidates may come to the attention of the nominating committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. In evaluating such nominations, the nominating committee seeks to achieve a balance of knowledge, experience and capability on the Board.
Board of Directors Independence
      The Board of Directors has affirmatively determined that all members of the Board, with the exception of Messrs. J. Friedman, H. Friedman and Crow, are independent and have no material relationship with the Company that would interfere with the exercise of independent judgment.

Attendance at the Annual Meeting of Shareholders
      The Company’s Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend the Company’s Annual Meeting of Shareholders. All eight directors attended the 2005 Annual Meeting of Shareholders.
Communications with the Board
      Shareholders may contact the Company’s directors, a committee of the Board of Directors, the Board of Directors’ independent directors as a group or the Board of Directors generally, by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 21147, Houston, Texas 77226, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.
      Proposals submitted by shareholders for inclusion in the Company’s annual proxy statement will not be considered shareholder communications under this policy and should be handled in accordance with the rules and regulations promulgated from time to time by the Securities and Exchange Commission and the procedures described below in this proxy statement.
Director Compensation
      With the exception of directors who are employees of the Company, directors are currently paid $2,000 per quarter. In addition, the chairman of the audit committee and members of such committee receive $1,000 and $750, respectively, for each committee meeting attended. On October 15, 2005, each non-employee director also received 320 shares of Common Stock of the Company under the Company’s 2000 Non-Employee Director Stock Plan, which terminated in accordance with its terms subsequent to such grants. In addition, each non-employee director received $490, representing an amount equal to 80 shares of Common Stock at the closing price of $6.12 per share on October 14, 2005 as reported on the American Stock Exchange. Messrs. Crow, H. Friedman and J. Friedman receive no compensation for serving as directors.
Board of Directors Affiliations
      Messrs. Harold Friedman and Jack Friedman are brothers. Mr. Hall is associated with Fulbright & Jaworski L.L.P., legal counsel for the Company. Mr. Williams is a Senior Vice President of Acordia of Texas, Inc. which provides various insurance services to the Company.
Agreements with Harold Friedman and Jack Friedman
      In December 2004, the Company entered into a Service Agreement with Harold Friedman, former Vice Chairman of the Board, a director of the Company and, since May 2006, Chairman of the Board. Pursuant to the Service Agreement, effective as of December 31, 2004, Mr. Friedman resigned as Vice Chairman of the Board and retired as a full-time employee of the Company. The Service Agreement provides that Mr. Friedman will remain a part-time employee of the Company at an annual salary of $13,200 for an initial term beginning January 1, 2005, and ending December 31, 2009 (subject to earlier termination upon certain specified events), and, thereafter, for automatically renewing successive one-year terms (subject to earlier termination upon such specified events and the Company’s right to terminate the agreement as of the end of any such one-year term).
      In February 2006, the Company entered into a stock purchase agreement with Jack Friedman pursuant to which the Company purchased 551,248 shares of common stock of the Company from Mr. J. Friedman for an aggregate purchase price of $2,707,179, or approximately $4.911 per share.
      In addition, effective as of the close of business on February 8, 2006, Mr. J. Friedman retired as Chairman of the Board and Chief Executive Officer and as an employee of the Company. The Company has agreed to continue to provide Mr. J. Friedman office facilities and secretarial assistance for his future use.

Compensation Committee Interlocks and Insider Participation
      No member of the compensation and stock option committee of the Board of Directors of the Company was, during fiscal 2006, an officer or employee of the Company or its subsidiary, or was formerly an officer of the Company or its subsidiary, or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.
      During fiscal 2006, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the compensation and stock option committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the compensation and stock option committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.
Committees of the Board of Directors and Meeting Attendance
      During fiscal 2006, the Board met eight times. Messrs. J. Friedman, H. Friedman, Crow, Rauch, Rich and Weaver attended all of the meetings. Messrs. Hall and Williams attended seven of the meetings.
      The Board of Directors has an audit committee which currently consists of Messrs. Rauch, Weaver and Williams. The audit committee discusses with the independent accountants and management the Company’s financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages the Company’s independent auditors. The audit committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee, which is not available on the Company’s web site but was attached as Appendix B to the proxy statement filed in connection with the Company’s annual meeting of shareholders held on September 9, 2004. The audit committee met six times in fiscal 2006, and Messrs. Weaver and Williams attended all of the meetings. Mr. Rauch attended five of the meetings.
      The Board of Directors has a compensation and stock option committee composed of Messrs. Rauch, Rich and Williams. The compensation and stock option committee considers and recommends for approval by the Board of Directors adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program. In addition, the compensation and stock option committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. The compensation and stock option committee met two times in fiscal 2006. Messrs. Rauch, Rich and Williams attended both meetings.
      The Board has a nominating committee composed of Messrs. Hall, Rauch, Rich, Weaver and Williams, each of whom is independent in accordance with the applicable rules of the American Stock Exchange. Board of Directors nominees are proposed by the nominating committee. The nominating committee’s responsibilities to the Board of Directors are further detailed in the Charter of the Nominating Committee, which is not available on the Company’s website but was attached as Appendix A to the proxy statement filed in connection with the Company’s annual meeting of shareholders held on September 9, 2004. The nominating committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase in the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors believes that it is in the best interest of the Company to focus the Company’s resources on evaluating candidates at the appropriate time and who come to the Company through reputation or a relationship which initially validates the reasonableness of the person as a candidate or through professional search processes that do the same. The nominating committee met one time in fiscal 2006. Messrs. Rauch, Rich, Weaver and Williams attended this meeting. Mr. Hall did not attend this meeting.
      The Board formed a special committee comprised of Messrs. Hall, Rauch, Rich, Weaver and Williams to consider the purchase of 551,248 shares of Common Stock from Jack Friedman for approximately $4.911 per share or a total of $2,707,179. This special committee met two times in fiscal 2006. Messrs. Rauch, Rich, Weaver and Williams attended both of the meetings. Mr. Hall attended one of the meetings.
      During the fiscal year ended March 31, 2006, no director attended fewer than 75% of all meetings of the Board of Directors and of any committee of which such director was a member except for Mr. Hall who attended 73% of the meetings.
Audit Committee Qualifications
      The Board has affirmatively determined that all members of the audit committee are independent in accordance with the applicable rules of the American Stock Exchange and Rule 10A-3(b)(1) of the Exchange Act. The Board also has determined that each of the members of the audit committee is able to read and understand fundamental financial statements and that Mr. Weaver meets the financial sophistication requirements set forth in the applicable rules of the American Stock Exchange. In addition, the Board has determined that certain members of the audit committee possess the attributes of an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002; however, no member acquired such attributes through the specific means required under that Act to meet such definition.
EXECUTIVE COMPENSATION
      The following table sets forth the aggregate amount of cash compensation paid by the Company for the three fiscal years ended March 31, 2006, 2005 and 2004 to each of the Company’s executive officers, including the Chief Executive Officer (collectively, the “Named Executive Officers”).
Summary Compensation Table

				Long-Term
				Compensation
					All
		Annual Compensation		Securities	Other
				Underlying	Compen-
Name and		Salary	Bonus(1)	Options/SARS	sation(2)
Principal Position	Year	($)	($)	(#)	($)

William E. Crow	2006	86,000	202,873	—	2,200
Chief Executive Officer, President and Chief	2005	86,000	248,254	—	2,200
Operating Officer	2004	86,000	50,883	—	2,200
Ben Harper	2006	77,750	170,061	—	2,200
Senior Vice President — Finance and	2005	77,750	207,878	—	2,200
Secretary/Treasurer	2004	77,750	43,403	—	2,200
Thomas Thompson	2006	77,750	170,061	—	2,200
Senior Vice President — Sales and Marketing	2005	77,750	207,878	—	2,200
	2004	77,750	43,403	—	2,200
Jack Friedman(3)	2006	100,833	137,249	—	2,200
Retired; former Chairman of the Board and Chief	2005	110,000	167,503	—	2,200
Executive Officer	2004	110,000	35,922	—	2,200

(1)	Includes performance and Christmas bonuses both of which are paid at the discretion of the Board of Directors.

(2)	Reflects approximate payments made to the Company’s profit sharing plan for the benefit of each Named Executive Officer.

(3)	Mr. J. Friedman resigned as Chairman of the Board and Chief Executive Officer and retired as an employee of the Company effective February 8, 2006.
      There were no option grants to the Named Executive Officers during the fiscal year ended March 31, 2006.

      The following chart summarizes certain information relating to options exercised by the Named Executive Officers during the fiscal year ended March 31, 2006 as well as the value of options held by the Named Executive Officers at March 31, 2006.
Aggregated Option/SAR Exercises in Fiscal 2006 and Value Table
at March 31, 2006

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired	Value	Options/SARs at	Options/SARs
	on	Realized	March 31, 2006	at March 31, 2006
Name	Exercise	($)	Exercisable	Exercisable(1)

William E. Crow	56,637	163,418	42,918	$299,138
Ben Harper	18,890	54,214	88,400	$616,148
Thomas Thompson	—	—	2,894	$17,856
Jack Friedman	—	—	—	—

(1)	Based on the closing price of Common Stock on March 31, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under the Exchange Act, the Company’s directors, executive officers and 10% shareholders must report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, the Company believes that these filing requirements have been satisfied for the fiscal year ended March 31, 2006, except for Mr. J. Friedman who inadvertently filed a late report.
Report of the Compensation and Stock Option Committee of the Board of Directors
With Respect to Compensation of Executive Officers
      Historically, the profits of the Company have been a principal factor in determining the compensation of the Company’s executive officers. The Committee believes that the Company’s net profit constitutes a significant measure of the performance of the Company and should have a significant effect on executive officer compensation. Accordingly, each of the Company’s executive officers, including the Chief Executive Officer, receives a base salary that the Committee believes is modest in comparison to salaries received by persons holding similar offices with other publicly held companies, plus a quarterly cash bonus based on a percentage of the Company’s quarterly net income. During fiscal 2006, no increases in the executive officers’ base salaries or bonus percentages were made.
      The Committee also believes that it is important for the Company’s senior executive officers to have a significant equity interest in the Company in order to further align their interests with those of the Company’s shareholders and, therefore, compensation in the form of equity securities is appropriate. Accordingly, the Company maintains various stock option plans in which its executive officers and other key employees participate.
      Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to the Company’s executive officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to the Company’s employee benefit plans may be exempt from the deduction limit if certain requirements are met.

      The Committee has considered the effect of Section 162(m) on the Company’s existing compensation program. Although certain grants of stock options to the Company’s executive officers may not be exempt from the Section 162(m) deduction limitation, the Committee believes that for the foreseeable future, the compensation received by its covered executives will be within the limits of deductibility.

Alan M. Rauch
Hershel M. Rich
Joe L. Williams
Audit Committee Report
      The Board of Directors has adopted an Audit Committee charter. All members of the Audit Committee of the Board of Directors are “independent” in accordance with Section 121(A) of the American Stock Exchange Constitution & Rules and Rule 10A-3(b)(1) of the Exchange Act.
      The Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP (“E&Y”), the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006. The Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).
      The Committee received and has discussed the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with E&Y its independence in connection with its audit of the Company’s most recent financial statements. The Committee has also considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining that firm’s independence.
      Based on the review and discussions referred to above, the Committee approved, ratified and confirmed the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006.
      The information in the foregoing four paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act or to liabilities under Section 18 of the Exchange Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates these paragraphs by reference.

Alan M. Rauch
Kirk K. Weaver
Joe L. Williams

Performance Graph
      The following graph compares the percentage change in the Company’s cumulative total shareholder return on the Common Stock with the total cumulative return on the American Stock Exchange Composite Index (“ACI”) and the Steel & Iron Index per Microsoft Network (“SII”) for each fiscal year indicated. The graph is based on the assumption that $100 is invested in the Common Stock of the Company, the ACI and the SII in March 2001 and that all dividends are reinvested.
Comparison of Five-Year Cumulative Return
      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      The following table sets forth certain information concerning the beneficial ownership of Common Stock by each director, nominee for director, Named Executive Officer and officers and directors as a group and persons who owned of record more than 5% of Common Stock as of July 20, 2006:

	Amount and Nature		Percentage
	of Beneficial		of Shares
Name	Ownership(a)		Outstanding

Jack Friedman	463,020		6.9%
P.O. Box 21147
Houston, Texas 77226
Harold Friedman	94,206		1.4%
Charles W. Hall	7,268		*
Alan M. Rauch	2,740		*
Hershel M. Rich	39,677	(b)	*
Kirk K. Weaver	7,711		*
Joe L. Williams	2,420		*
William E. Crow	100,555	(c)	1.5%
Ben Harper	146,728	(c)	2.2%
Thomas Thompson	2,894	(c)	*
Officers and directors as a group (10 persons)	867,220	(c)	12.8%

 *       Less than 1%.

(a)	Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Exchange Act. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To the Company’s knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company’s knowledge, owns beneficially more than 5% of the Common Stock except as described above.

(b)	Does not include 14,796 shares beneficially owned and voted by the spouse of Mr. Rich, as to which shares beneficial ownership is disclaimed.

(c)	Includes 42,918 shares, 88,400 shares and 2,894 shares for Messrs. Crow, Harper and Thompson, respectively, all of which are subject to issuance upon the exercise of stock options within 60 days after July 20, 2006.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
      E&Y served as the Company’s principal independent public accountants for fiscal year 2006. The audit committee typically engages the principal accountant for the audit of the Company’s financial statements during the latter part of the fiscal year to which such financial statements relate and, therefore, has not yet engaged a principal public accountant for such services at this time. Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Audit Fees
      Regarding fiscal year 2006 and 2005, the Company retained E&Y to provide services and paid fees therefor as indicated in the following table:

	2006	2005
	Actual Fees	Actual Fees

Audit Fees(1)	$160,000	$150,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$160,000	$150,000

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.
      The audit committee has considered whether non-audit services provided by E&Y to the Company are compatible with maintaining E&Y’s independence.
      The audit committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by the Company’s independent public accountants to the Company. The audit committee has authorized the Company, without any further approval on the part of the audit committee, to engage E&Y to provide the following services to the Company during the fiscal year ended March 31, 2007:

Quarterly review of the Company’s interim financial statements and quarterly reports on Form 10-Q, for the quarter ended June 30, 2006 provided that the cost of such services not exceed $12,000.
Thereafter, with regard to (i) all permissible non-audit services and (ii) those services described in the preceding sentence which exceed the threshold amount stated therein, the audit committee has designated the Chairman of the audit committee to approve in advance the provision by the independent public accountants of such services. There were no services approved by the audit committee pursuant to the de minimus exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal 2006.

PROPOSALS OF SHAREHOLDERS
      Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of Shareholders must be received at the Company’s principal executive offices at 4001 Homestead Road, Houston, Texas 77028 on or before March 30, 2007.
GENERAL
      Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.
      The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile or personal interviews.

ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN INDUSTRIES, INCORPORATED

September 7, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê     Please detach along perforated line and mail in the envelope provided.      ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.
NOMINEES:
o J. Friedman o H. Friedman o W. Crow o C. Hall o A. Rauch o H. Rich o K. Weaver o J. Williams
☐	FOR ALL NOMINEES		For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 28, 2006 relating to such meeting, receipt of which is hereby acknowledged.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed above. Any proxy or proxies heretofore given by the undersigned are hereby revoked.
☐	FOR ALL EXCEPT (See instructions below)		Please sign below and return in the enclosed envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRIEDMAN INDUSTRIES INCORPORATED

PROXY – ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 7, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Friedman Industries, Incorporated (the “Company”) hereby appoints Ben Harper and Harold Friedman, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on September 7, 2006, at 11:00 a.m. (local time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

(Continued and to be signed on the reverse side)